Exhibit 99.1

NV5 ANNOUNCES RECORD THIRD QUARTER AND YEAR-TO-DATE 2015 FINANCIAL RESULTS AND RAISES GUIDANCE

     - Third Quarter 2015 Gross Revenues Increased 55% to $48.7 Million from $31.4 Million -

- Third Quarter 2015 Net Income Increased 74% to $3.0 Million from $1.7 Million -

- Third Quarter 2015 Diluted EPS increased 23% to $0.38 over 7.9 million shares compared to $0.31 over 5.6 million shares in the third quarter of 2014 -

- Third Quarter 2015 EBITDA Diluted EPS increased 25% to $0.75 -

- Raises Full-Year 2015 Gross Revenues Guidance up to $162 Million and Diluted EPS Guidance up to $1.19-

Hollywood, FL – November 12, 2015 – NV5 Holdings, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights

●	Gross revenues for the quarter increased 55% year-over-year to $48.7 million
●	EBITDA for the quarter was $6.0 million or 15.6% of net revenues up from $3.4 million or 13.9% of net revenues for the third quarter of 2014
●	Net income for the quarter increased 74% to $3.0 million from $1.7 million for the third quarter of 2014
●	Diluted EPS for the quarter increased 23% to $0.38 over 7.9 million shares compared to $0.31 over 5.6 million shares in the third quarter of 2014
●	EBITDA diluted EPS for the quarter increased 25% to $0.75 compared to $0.60 in the third quarter of 2014
●	Backlog of $151.0 million as of September 30, 2015 compared to $116.8 million as of June 30, 2015 and $82.1 million as of December 31, 2014

“We had a great third quarter lead by our management team and the technical experts in our service verticals. Through our operating strategy and vision for organic and strategic growth, we are always looking for new opportunities to provide the best quality of service to our existing clients, and to bring in new clients and win new projects based on that reputation. The fact that NV5 has consistently increased earnings per share for our investors over a larger number of shares cannot be overemphasized,” said Dickerson Wright, PE, Chairman and CEO of NV5.

Gross revenues for the third quarter of 2015 were $48.7 million, a 55% increase from the third quarter of 2014. Net revenues for the third quarter of 2015 were $38.4 million, an increase of 59% from the third quarter of 2014. The increases in gross and net revenues were due primarily to organic growth from our existing platform as well as the contributions from the Company's acquisitions in 2014 and 2015.

Net income for the third quarter of 2015 was $3.0 million, or $0.38 per diluted share, up from net income of $1.7 million, or $0.31 per diluted share in the third quarter of 2014. Diluted earnings per share reflect weighted-average shares outstanding of 7,943,131 for the third quarter of 2015, compared to weighted-average shares outstanding of 5,624,702 for the third quarter of 2014. Included in the weighted-average shares outstanding for the third quarter of 2015, is the addition of 1,644,500 shares issued from our secondary offering on May 28, 2015.

EBITDA for the third quarter of 2015 was $6.0 million or 15.6% of net revenues, an increase of 78% up from $3.4 million or 13.9% of net revenues for the third quarter of last year. EBITDA on per share basis was $0.75 per diluted share for the third quarter of 2015 compared to $0.60 per diluted share for the third quarter of 2014.

Nine Months Ended September 2015 Financial Highlights

●	Gross revenues increased 41% to $112.3 million, compared with $79.6 million in the first nine months of 2014
●	Organic growth for the first nine months of 2015 was 11%
●	EBITDA was $11.9 million or 13.4% of net revenues up from $7.2 million or 11.8% of net revenues in the first nine months of 2014
●	Net income increased 67% to $5.8 million from $3.5 million in the first nine months of 2014
●	Diluted EPS for the first nine months of 2015 increased 33% to $0.84 compared to $0.63 for the first nine months of 2014
●	EBITDA diluted EPS for the first nine months of 2015 increased 32% to $1.72 compared to $1.30 for the first nine months of 2014

Gross revenues for the nine months ended September 30, 2015 increased 41% to $112.3 million, compared with $79.6 million reported for the nine months ended September 30, 2014. Net revenues for the nine months ended September 30, 2015 were $88.9 million, an increase of 46% for the nine months ended September 30, 2014. Our organic growth for the nine months ended September 30, 2015 was 11%. The increases in gross and net revenues were due primarily to organic growth from our existing platform as well as the contributions from the Company's acquisitions in 2014 and 2015.

Net income for the nine months ended September 30, 2015 was $5.8 million, or $0.84 per diluted share, up from net income of $3.5 million, or $0.63 per diluted share for the nine months ended September 30, 2014. Diluted earnings per share reflect weighted-average shares outstanding of 6,945,274 for the nine months ended September 30, 2015, compared to weighted-average shares outstanding of 5,543,599 for the nine months ended September 30, 2014. Included in the weighted-average shares outstanding for the nine months ended September 30, 2015, is the addition of 1,644,500 shares issued from our secondary offering on May 28, 2015.

EBITDA for the nine months ended September 30, 2015 was $11.9 million or 13.4% of net revenues, up from $7.2 million or 11.8% of net revenues for the nine months ended September 30, 2014. EBITDA on per share basis was $1.72 per diluted share for the nine months ended September 30, 2015 compared to $1.30 per diluted share for the nine months ended September 30, 2014.

At September 30, 2015, cash and cash equivalents were $20.4 million compared to $6.9 million as of December 31, 2014.

At September 30, 2015, the Company reported backlog of $151.0 million, an increase of 29% from $116.8 million as of June 30, 2015 and 84% from $82.1 million as of December 31, 2014.

2015 Outlook

The Company is raising its guidance for full-year 2015 gross revenues and diluted earnings per share. The Company expects full-year 2015 gross revenues, including the impact of acquisitions closed through October 31, 2015, to range from $155 million to $162 million, which represents an increase to 50% from 2014 gross revenues of $108.4 million. The Company further expects that full-year 2015 diluted earnings per share will range from $1.09 per share to $1.19 per share, representing an increase to 37% over diluted earnings per share of $0.87 for the full-year 2014. Included in the guidance for diluted earnings per share, is the impact by the addition of 1,644,500 shares issued from our secondary offering on May 28, 2015. Furthermore, this guidance for gross revenues and diluted earnings per share excludes anticipated acquisitions for the remainder of 2015.

Use of Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

EBITDA per diluted share data contained in this news release reflects adjustments to reported diluted earnings per share data to eliminate interest, income tax, depreciation and amortization expense. A reconciliation of diluted earnings per share as reported in accordance with GAAP to EBITDA per diluted share is provided at the end of this news release.

Gross Revenues include sub-consultant costs and other direct costs which are generally pass-through costs and, therefore, the Company believes that Net Revenues, which is a non-GAAP financial measure commonly used in our industry, provides a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to net revenues is provided at the end of this news release.

NV5’s definition of Net Revenues and EBITDA may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues and net income.

Conference Call

NV5 will host a conference call to discuss its third quarter 2015 financial results at 4:30 p.m. (Eastern Time) on November 12, 2015.

Date:      Thursday, November 12, 2015

Time:      4:30 p.m. Eastern time

Toll-free dial-in number:     +1 877-311-4180

International dial-in number:     +1 616-548-5594

Conference ID:      61188574

Webcast:     http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

A replay of the conference call will be available approximately one hour following the conclusion of the call through November 19, 2015. To access the replay via telephone, please dial:

Toll-free replay number:     +1 855-859-2056

International replay number:     +1 404-537-3406

Replay PIN number:      61188574

The conference call will also be webcast live and available for replay via the investors section of the NV5 website, www.NV5.com.

About NV5

NV5 Holdings, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company operates 42 offices in Arizona, California, Colorado, Connecticut, Florida, Massachusetts, Maryland, New Jersey, New Mexico, New York, Ohio, Pennsylvania, Utah, Washington and Wyoming, and is headquartered in Hollywood, Florida. For additional information, please visit the Company's website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

All statements other than statements of historical fact contained in this news release and on the conference call constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the "Risk Factors" set forth in the Company's most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Holdings, Inc.

Lauren Wright, Ph.D.

Director of Investor Relations

Tel: +1-408-392-7233
Email: ir@nv5.com

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2015	December 31, 2014
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$20,445	$6,872
Accounts receivable, net of allowance for doubtful accounts of $1,824 and $845 as of September 30, 2015 and December 31, 2014, respectively	52,924	27,015
Prepaid expenses and other current assets	1,300	1,224
Deferred income tax assets	1,355	358
Total current assets	76,024	35,469
Property and equipment, net	3,080	1,625
Intangible assets, net	13,114	5,221
Goodwill	22,083	11,142
Other assets	881	810
Deferred income tax assets	-	1,123
Total Assets	$115,182	$55,390

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,471	$5,335
Accrued liabilities	10,445	4,763
Income taxes payable	588	1,157
Billings in excess of costs and estimated earnings on uncompleted contracts	57	277
Client deposits	107	121
Current portion of contingent consideration	567	618
Current portion of stock repurchase obligation	-	372
Current portion of notes payable	7,135	2,878
Total current liabilities	27,370	15,521
Contingent consideration, less current portion	1,119	323
Stock repurchase obligation, less current portion	-	563
Notes payable, less current portion	6,592	3,378
Deferred income tax liabilities	2,477	-
Total liabilities	37,558	19,785

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 8,123,432 and 5,754,959 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	81	58
Additional paid-in capital	61,793	25,617
Retained earnings	15,750	9,930
Total stockholders’ equity	77,624	35,605
Total liabilities and stockholders’ equity	$114,715	$55,390

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Gross revenues	$48,701	$31,420	$112,335	$79,642

Direct costs:
Salaries and wages	16,856	11,458	39,122	26,970
Sub-consultant services	6,859	4,128	15,306	11,138
Other direct costs	3,455	3,116	8,120	7,517
Total direct costs	27,170	18,702	62,548	45,625

Gross Profit	21,531	12,718	49,787	34,017

Operating Expenses:
Salaries and wages, payroll taxes and benefits	10,549	6,349	25,258	17,672
General and administrative	3,422	2,283	9,162	6,761
Facilities and facilities related	1,565	715	3,429	2,394
Depreciation and amortization	1,048	532	2,446	1,442
Total operating expenses	16,584	9,879	40,295	28,269

Income from operations	4,947	2,839	9,492	5,748

Other expense:
Interest expense	(78)	(90)	(180)	(219)
Total other expense	(78)	(90)	(180)	(219)

Income before income tax expense	4,869	2,749	9,312	5,529
Income tax expense	(1,867)	(1,026)	(3,492)	(2,044)
Net income and comprehensive income	$3,002	$1,723	$5,820	$3,485

Earnings per share:
Basic	$0.40	$0.34	$0.90	0.69
Diluted	$0.38	$0.31	$0.84	0.63

Weighted average common shares outstanding:
Basic	7,516,063	5,129,161	6,454,158	5,086,711
Diluted	7,943,131	5,624,702	6,945,274	5,543,599

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash Flows From Operating Activities:
Net income	$5,820	$3,485

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,446	1,442
Provision for doubtful accounts	263	153
Stock compensation	1,229	534
Change in fair value of contingent consideration	72	40
Loss on disposal of leasehold improvements	-	61
Excess tax benefit from stock based compensation	(1,536)	-
Deferred income taxes	383	165
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(10,122)	(9,503)
Prepaid expenses and other assets	427	(490)
Accounts payable	(2,016)	1,244
Accrued liabilities	1,933	2,349
Income taxes payable	967	(258)
Billings in excess of costs and estimated earnings on uncompleted contracts	(221)	(79)
Client deposits	(13)	(22)
Net cash used in operating activities	(368)	(879)

Cash Flows From Investing Activities:
Cash paid for acquisitions, net of cash acquired	(10,427)	(4,150)
Purchase of property and equipment	(428)	(723)
Net cash used in investing activities	(10,855)	(4,873)

Initial public offering costs		-
Proceeds from secondary offering	32,068	-
Payments of secondary offering costs	(2,649)	-
Payments on note payable	(7,660)	(1,592)
Payments of contingent consideration	(533)	(233)
Excess tax benefit from stock based compensation	1,536	-
Payments of debt issuance costs	-	(26)
Proceeds from exercise of warrants	3,186	4
Payment of warrants exercise costs	(217)	-
Payments on stock repurchase obligation	(935)	(554)
Net cash provided by (used in) financing activities	24,796	(2,401)

Net increase (decrease) in Cash and Cash Equivalents	13,573	(8,153)
Cash and cash equivalents – beginning of period	6,872	13,868
Cash and cash equivalents – end of period	$20,445	$5,715

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Supplemental disclosures of cash flow information:
Cash paid for interest	$164	$161
Cash paid for income taxes	$2,114	$1,867

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$1,307	$286
Notes and stock payable for acquisitions	$9,250	$3,710
Stock issuance for acquisitions	$900	$865
Payment of contingent consideration with common stock	$100	$100
Landlord-funded leasehold improvements	$-	$137

NV5 HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Net Income and comprehensive income	$3,002	$1,723	$5,820	$3,485

Add:
Interest expense	78	90	180	219
Income tax expense	1,867	1,026	3,492	2,044
Depreciation and Amortization	1,048	532	2,446	1,442
EBITDA	$5,995	$3,371	$11,938	$7,190

NV5 HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME EPS TO EBITDA EPS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Net Income - per diluted share	$0.38	$0.31	$0.84	$0.63

Per diluted share adjustments:
Add:
Interest expense	0.01	0.02	0.03	0.04
Income tax expense	0.24	0.18	0.50	0.37
Depreciation and Amortization	0.13	0.09	0.35	0.26
EBITDA per diluted share	$0.75	$0.60	$1.72	$1.30

NV5 HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Gross revenues	$48,701	$31,420	$112,335	$79,642

Less:
Sub-consultant services	6,859	4,128	15,306	11,138
Other direct costs	3,455	3,116	8,120	7,517
Net revenues	$38,387	$24,176	$88,909	$60,987